Exhibit 99.1

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244

Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

March 1, 2013

Mr. Neil Maedel

Chairman

Pan American Goldfields LTD.

1200 – 570 Granville Street

Vancouver, BC V6C 3P1

Dear Mr. Maedel,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between Pan American Goldfields Ltd. (Commission File Number 000-23561) and Meyler, independent registered public accounting firm, has ceased effective March 1, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc: PCAOB Letter File

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561